UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

 (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019

OVID THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38085	46-5270895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway, Suite 15044 New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646-661-7661

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.001 per share	OVID	NASDAQ Global Select Market

Explanatory Note

On May 15, 2019, Ovid Therapeutics Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report that the Company entered into an amendment to a license agreement (the “Agreement”) with H. Lundbeck A/S (“Lundbeck”). This Current Report on Form 8-K/A amends the Original Report to correct typographical errors and to file, rather than furnish, the Agreement as an exhibit hereto. The other disclosures made in the Original Report remain unchanged.

Item 1.01. Business and Operations

On March 26, 2015, the Company entered into an exclusive agreement with Lundbeck for a worldwide perpetual licensing right related the research, development and commercialization of OV101, (the “Lundbeck License”). On May 10, 2019, the parties agreed to amend the Lundbeck License (the “Lundbeck Amendment”).

Pursuant to the Lundbeck License, the Company agreed to milestone payments upon the achievement of certain development, regulatory and sales milestones, such total milestone payments were increased under the Lundbeck Amendment from $181.0 million to $189.0 million.  Pursuant to the Lundbeck Amendment, the first milestone payment that is due upon the successful completion of the first Phase 3 trial for a product in which OV101 is an active ingredient has been reduced from $10.0 million to $1.0 million.

Further, the Lundbeck License calls for the Company to pay royalties for an initial term based on a low double-digit percentage of sales and provides for the reduction of royalties in certain limited circumstances. The Lundbeck Amendment reduced such royalties from low-double digit percentage of sales to single-digit and low-double digit percentage of sales.

In addition, the Lundbeck Amendment removed the right of first negotiation that was granted by the Company to Lundbeck.  Finally, the Lundbeck Amendment removed the distinction for countries in the Asian Major Markets, as amended the Asian Major Markets will be treated the same as the rest of the world and the Company agreed to add certain regulatory milestones in the Asian Major Markets and such additional regulatory milestones are included in the total milestone payments of $189.0 million reported above.

A copy of the redacted Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description

10.1*	Lundbeck Amendment

*  Portions of the exhibit has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVID THERAPEUTICS INC.

By:	/s/ Thomas M. Perone
Thomas M. Perone
General Counsel & Corporate Secretary

Dated: June 17, 2019